                            STATEMENT RE: COMPUTATION
                              OF PER SHARE EARNINGS
                      (in thousands except per share data)

                                                                                         Years Ended September 30,
                                                                              --------------------------------------------
                                                                                    1995           1996            1997
                                                                              --------------------------------------------

Weighted Average Common Shares Outstanding                                         8,170           9,874           11,149
Dilutive Effect of Stock Options computed by use
      of treasury stock method                                                       211             319              219
Assumed conversion of Convertible Subordinated Debt
      into Common Shares                                                               -                              318
Weighted Average Common and Common
                                                                              ============================================
      Equivalent Shares Outstanding                                  (A)           8,381          10,193           11,686
                                                                              ============================================

Income Before Extraordinary Item                                                 $ 4,251         $ 5,202          $ 6,954
Interest Expense - Convertible Subordinated Debt (net of tax)                          -               -              112
                                                                              ============================================
Adjusted Income Before Extraordinary Item                            (B)         $ 4,251         $ 5,202          $ 7,066
                                                                              ============================================

Net Income                                                                       $ 4,023         $ 5,202          $ 6,724
Interest Expense - Convertible Subordinated Debt (net of tax)                          -               -              112
                                                                              ============================================
Adjusted Net Income                                                  (C)         $ 4,023         $ 5,202          $ 6,836
                                                                              ============================================

Net Income Per Share:

      Income Before Extraordinary Item                             (B)/(A)        $ 0.51          $ 0.51           $ 0.60
                                                                              ===========================================

      Net Income                                                   (C)/(A)        $ 0.48          $ 0.51           $ 0.58
                                                                              ===========================================
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